Exhibit 99.2

                            COLLEGE PARTNERSHIP, INC.

                                  CERTIFICATION

     In connection with the periodic report of College Partnership, Inc. (the "Company") on Form 10-QSB for the period ended April 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, John J. Grace, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.




Date: June 16, 2003                          /s/  John J. Grace
                                             -----------------------------------
                                                  John J. Grace
                                                  Chief Financial Officer